MercadoLibre, Inc. Reports Second Quarter 2019 Financial Results

Net Revenues of $545.2 million, up 102.1% YoY on an FX neutral basis

$6.5 billion Total Payment Volume, up 90.3% YoY on an FX neutral basis

$3.4 billion Gross Merchandise Volume, up 33.0% YoY on an FX neutral basis

BUENOS AIRES, Argentina, August 7th, 2019 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce technology company, today reported financial results for the quarter ended June 30, 2019.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “We are pleased and optimistic about how 2019 is playing out for us. We delivered another very strong quarter as we continue to grow and scale our leading e-commerce and FinTech ecosystems across Latin America.”

Second Quarter 2019 Business Highlights1

•

Total payment volume through Mercado Pago surpassed $6.5 billion for the first time, reaching $6.52 billion, a year-over-year increase of 47.2% in USD and 90.3% on an FX neutral basis. Total payment transactions increased 112.5% year-over-year, totaling 181.6 million transactions for the quarter.

•

Mercado Pago delivered successful execution in off-platform payments (online and offline) through merchant services, mobile point-of-sale (“MPOS”) devices and its mobile wallet business. On a consolidated basis, off-platform total payment volume grew 121.5% year-over-year in USD and 197.5% on an FX neutral basis.

•

For the first time ever, off-platform payments processed almost $3.2 billion in transactions, surpassing 120.0 million payment transactions in a single quarter with 120.1 million payments. Off-platform reached an important milestone in June, as it was the first month in our history that off platform TPV surpassed on platform TPV.

•

Our MPOS business continues to be one of the fastest growing non-marketplace business units, representing 41.9% of total off-platform payment volume during the quarter. On a consolidated basis, MPOS total payment volume grew 172.2% year-over-year on an FX neutral basis.

•	Mobile wallet reached 4.5 million active payers during the quarter, while total payment volume from mobile wallet in Argentina, Brazil and Mexico are all growing by triple digits year-over-year.
•

Our asset management product, Mercado Fondo, is available in Argentina and Brazil, where we offer our entire suite of FinTech solutions: MPOS devices, QR code in-store payments, mobile wallet and asset management. Mercado Fondo has invested over 70% and 50% of customer funds in Mercado Pago in Brazil and Argentina, respectively.

•	Gross merchandise volume (“GMV”) increased surpassing again $3 billion mark reaching $3.4 billion, representing an 8.4% and 33.0% increase in USD and on an FX neutral basis, respectively.
•

Items sold reached 88.7 million, growing 3.8% year-over-year versus 38.8% during the same period last year. The decrease in growth rates year-over-year is attributable to Brazil, where in July of last year we launched the R$5 flat listing fee on items below R$120 and removed listings below R$ 6 as we shift towards incentivizing buyers to purchase higher ticket items, as well as the implementation of the same initiative in Argentina during the second quarter of 2019.

•	Unique buyers numbers continue to accelerate versus the prior quarter, growing 20.8% year-over-year versus 10.8% in the first quarter.
•	Live listings offered on MercadoLibre’s marketplace surpassed 200 million for the second time, reaching 224.1 million in the second quarter of 2019, a 50.6% year-over-year increase.
•	Mobile gross merchandise volume grew 23.5% year-over-year on an FX neutral basis reaching 59.6% of GMV.
•	Items shipped through Mercado Envios reached 70.2 million, a 33.0% year-over-year increase, driven primarily by optimizations in our free shipping program.

 1 Percentages have been calculated using whole amounts rather than rounded amounts.

The tables below present our gross billings and amounts paid by us in connection with our free shipping service.

The Company presents net revenue net of amounts paid in connection with the Company’s free shipping initiative, when the Company acts as an agent, rather than including these amounts in the cost of net sales, as previously recorded. For the three-month period ended June 30, 2019 the Company incurred $60.5 million of shipping subsidies that have been netted from revenues.

		In Millions (*)
		Q2 2019	Q2 2018
	Brazil	$385.1	$270.5
Gross	Argentina	$121.6	$105.9
Billings	Mexico	$70.7	$31.3
	Others	$28.3	$24.3
	Total	$605.7	$432.0

		In Millions (*)
		Q2 2019	Q2 2018
	Brazil	$(44.3)	$(74.7)
Free Shipping	Argentina	$(7.7)	$(5.7)
service cost	Mexico	$(6.3)	$(13.8)
	Others	$(2.2)	$(2.4)
	Total	$(60.5)	$(96.7)

		In Millions (*)
		Q2 2019	Q2 2018
	Brazil	$340.9	$195.8
Net	Argentina	$113.9	$100.1
Revenues	Mexico	$64.4	$17.5
	Others	$26.1	$21.9
	Total	$545.2	$335.4

*The table above may not total due to rounding.

Second Quarter 2019 Financial Highlights

•	Net revenues for the second quarter were $545.2 million, a year-over-year increase of 62.6% in USD and 102.1% on an FX neutral basis.
•

Enhanced marketplace revenues increased 84.6% year-over-year in USD and 122.7% on an FX neutral basis, while non-marketplace revenues increased 43.4% year-over-year in USD and 73.0% on an FX neutral basis.

•	Gross profit was $272.4 million with a margin of 50.0%, compared to 47.6% in the second quarter of 2018.
•

Total operating expenses were $284.9 million, an increase of 51.6% year-over-year in USD. As a percentage of revenues, operating expenses were 52.3%, as compared to 56.1% during the second quarter of 2018.

•	Loss from operations was $12.5 million, compared to a loss of $28.2 million during the second quarter of 2018. As a percentage of revenues, the loss from operations reached 2.3%.
•

Interest income was $33.7 million, a 239.7% increase year-over-year, as a result of the proceeds of the 2028 Convertible Notes and equity offering in 2019, which generated more invested volume and interest gain, a higher float in Brazil and a higher interest rates in Argentina.

•	The Company incurred $14.7 million in financial expenses in the second quarter of 2019, mainly attributable to interest expense related to the 2028 Convertible Notes.
•

Foreign exchange gain for the second quarter of 2019 was $0.8 million, primarily as a result of the strengthening of the Brazilian Reais over our U.S. dollar net liability position in Brazil during the second quarter of 2019.

•	Net income before taxes was $7.3 million, up from a loss of $19.0 million during the second quarter 2018.
•

Income tax gain was $8.9 million during the second quarter driven by tax loss carry forward in Mexico partially offset for the income tax in Argentina and Brazil, yielding a negative effective tax rate for the period of 122.1%.

•	Net income was $16.2 million, resulting in basic net income per share of $0.31.
•

Operating cash flow was $27.6 million. Net decrease in cash, cash equivalents, restricted cash and cash equivalents was $177.9 million mostly driven by purchase of investments and a broader credit line offering.

The following table summarizes certain key performance metrics for the six and three months periods ended June 30, 2019 and 2018.

	Six-month Periods Ended June 30, (*)		Three-month Periods Ended June 30, (*)
(in millions)	2019	2018	2019	2018

Number of confirmed registered users at end of period	292.5	234.9	292.5	234.9
Number of confirmed new registered users during period	24.7	23.0	12.4	11.8
Gross merchandise volume	$6,485.5	$6,276.6	$3,397.7	$3,135.4
Number of successful items sold	171.4	165.6	88.7	85.4
Number of successful items shipped	132.6	105.3	70.2	52.8
Total payment volume	$12,156.5	$8,601.4	$6,517.4	$4,426.1
Total volume of payments on marketplace	$6,016.1	$5,603.8	$3,120.0	$2,794.3
Total payment transactions	325.6	159.8	181.6	85.5
Unique buyers	28.6	25.0	20.4	16.9
Unique sellers	6.9	6.8	4.3	4.2
Capital expenditures	$71.4	$46.8	$38.4	$23.7
Depreciation and amortization	$33.0	$22.6	$17.3	$11.5

(*) Figures have been expressed using rounding amounts. Growth calculations using this table may not total due to rounding.

Table of Year-over-year USD Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q2’18	Q3’18	Q4’18	Q1’19	Q2’19

Brazil	25%	25%	34%	64%	74%

Argentina	14%	(8)%	(16)%	(8)%	14%

Mexico	62%	152%	157%	220%	267%

Table of Year-over-year Local Currency Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q2’18	Q3’18	Q4’18	Q1’19	Q2’19

Brazil	40%	56%	58%	91%	89%

Argentina	68%	68%	77%	83%	115%

Mexico	71%	168%	170%	227%	261%

Conference Call and Webcast

The Company will host a conference call and audio webcast on August 7th, 2019 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (877) 303-7209 / (970) 315-0420 (Conference ID –5289808–) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Gross Billings - Total accrued fees, commissions, interest, and other sales received from users.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2018 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding Classifieds transactions.

Total payment transactions – Measure of the number of all transactions paid for using Mercado Pago.

Total volume of payments on marketplace - Measure of the total U.S. dollar sum of all marketplace transactions paid for using Mercado Pago, excluding shipping and financing fees.

Total payment volume– Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions.

Enhanced Marketplace - Revenues from the Enhanced Marketplace service, include the final value fees and shipping fees charged to the Company’s customers.

Items sold – Measure of the number of items that were sold/purchased through the MercadoLibre Marketplace, excluding Classifieds items.

Items shipped – Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre Marketplace and confirmed their registration, excluding Classifieds users.

Operating margin – Defined as income from operations as a percentage of net revenues.

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre Marketplace and confirmed their registration, excluding Classifieds users.

Unique Buyers – New or existing users with at least one purchase made in the period, including Classifieds users.

Unique Sellers – New or existing users with at least one new listing in the period, including Classifieds users.

About MercadoLibre

Founded in 1999, MercadoLibre is the largest online commerce ecosystem in Latin America, serving as an integrated regional platform and as a provider of the necessary online and technology- based tools that allow businesses and individuals to trade products and services in the region. The Company enables commerce through its marketplace platform (including online classifieds for motor vehicles, vessels, aircraft, services and real estate), which allows users to buy and sell in most of Latin America.

The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2018, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

MercadoLibre, Inc.

Consolidated Balance Sheets

(In thousands of U.S. dollars, except par value)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$ 1,118,662	$ 440,332
Restricted cash and cash equivalents	9,660	24,363
Short-term investments (339,299 and 284,317 held in guarantee)	1,789,354	461,541
Accounts receivable, net	40,175	35,153
Credit cards receivable, net	433,046	360,298
Loans receivable, net	192,881	95,778
Prepaid expenses	18,618	27,477
Inventory	5,950	4,612
Other assets	68,086	61,569
Total current assets	3,676,432	1,511,123
Non-current assets:
Long-term investments	207,047	276,136
Property and equipment, net	216,005	165,614
Operating lease right-of-use assets	157,843	—
Goodwill	90,375	88,883
Intangible assets, net	16,808	18,581
Deferred tax assets	184,926	141,438
Other assets	46,056	37,744
Total non-current assets	919,060	728,396
Total assets	$ 4,595,492	$ 2,239,519
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$ 314,703	$ 266,759
Funds payable to customers	778,128	640,954
Salaries and social security payable	78,007	60,406
Taxes payable	45,672	31,058
Loans payable and other financial liabilities	162,983	132,949
Operating lease liabilities	13,957	—
Other liabilities	56,059	34,098
Total current liabilities	1,449,509	1,166,224
Non-current liabilities:
Salaries and social security payable	23,648	23,161
Loans payable and other financial liabilities	619,670	602,228
Operating lease liabilities	147,555	—
Deferred tax liabilities	98,997	91,698
Other liabilities	11,501	19,508
Total non-current liabilities	901,371	736,595
Total liabilities	$ 2,350,880	$ 1,902,819

Commitments and Contingencies (Note 7)

Redeemable convertible preferred stock, $0.001 par value, 40,000,000 shares
authorized, 100,000 shares issued and outstanding at June 30, 2019 (Note 10)	$ 98,843	$ —

Equity

Common stock, $0.001 par value, 110,000,000 shares authorized,
49,318,543 and 45,202,859 shares issued and outstanding at June 30,
2019 and December 31, 2018	$ 49	$ 45
Additional paid-in capital	2,009,497	224,800
Retained earnings	524,672	503,432
Accumulated other comprehensive loss	(388,449)	(391,577)
Total Equity	2,145,769	336,700
Total Liabilities, Redeemable convertible preferred stock and Equity	$ 4,595,492	$ 2,239,519

MercadoLibre, Inc.

Consolidated Statements of Income

For the six and three month periods ended June 30, 2019 and 2018

(In thousands of U.S. dollars, except for share data)

	Six Months Ended June 30,		Three Months Ended June 30,
	2019	2018	2019	2018
Net revenues	$ 1,019,012	$ 656,353	$ 545,242	$ 335,377
Cost of net revenues	(509,578)	(333,847)	(272,812)	(175,629)
Gross profit	509,434	322,506	272,430	159,748
Operating expenses:
Product and technology development	(106,292)	(71,833)	(53,923)	(33,437)
Sales and marketing	(311,368)	(231,939)	(180,692)	(121,216)
General and administrative	(94,123)	(76,395)	(50,303)	(33,337)
Total operating expenses	(511,783)	(380,167)	(284,918)	(187,990)
Loss from operations	(2,349)	(57,661)	(12,488)	(28,242)

Other income (expenses):
Interest income and other financial gains	58,128	19,110	33,684	9,915
Interest expense and other financial losses	(30,238)	(23,936)	(14,679)	(13,202)
Foreign currency (losses) gains	(2,886)	18,178	783	12,577
Net income (loss) before income tax gain	22,655	(44,309)	7,300	(18,952)

Income tax gain	5,426	20,138	8,917	7,700
Net income (loss)	$ 28,081	$ (24,171)	$ 16,217	$ (11,252)

	Six Months Ended June 30,		Three Months Ended June 30,
	2019	2018	2019	2018
Basic EPS
Basic net income (loss)
Available to shareholders per common share	$ 0.45	$ (0.55)	$ 0.31	$ (0.25)
Weighted average of outstanding common shares	47,658,610	44,157,364	49,318,522	44,157,364
Diluted EPS
Diluted net income (loss)
Available to shareholders per common share	$ 0.45	$ (0.55)	$ 0.31	$ (0.25)
Weighted average of outstanding common shares	47,658,610	44,157,364	49,318,522	44,157,364

MercadoLibre, Inc.

Consolidated Statement of Cash Flows

For the six month periods ended June 30, 2019 and 2018

	Six Months Ended June 30,
	2019	2018

Cash flows from operations:
Net income (loss)	$ 28,081	$ (24,171)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Unrealized devaluation loss, net	13,366	6,976
Depreciation and amortization	32,975	22,566
Accrued interest	(24,753)	(7,845)
Non cash interest and convertible notes amortization of debt discount and amortization of debt issuance costs	11,140	9,684
LTRP accrued compensation	32,208	16,792
Deferred income taxes	(34,743)	(54,818)
Changes in assets and liabilities:
Accounts receivable	(6,900)	(21,807)
Credit card receivables	(61,562)	97,097
Prepaid expenses	8,857	(10,143)
Inventory	(1,191)	(6,299)
Other assets	(12,651)	(24,441)
Payables and accrued expenses	41,798	42,771
Funds payable to customers	118,421	32,513
Other liabilities	3,587	20,213
Interest received from investments	17,292	8,066
Net cash provided by operating activities	165,925	107,154
Cash flows from investing activities:
Purchase of investments	(2,332,544)	(1,248,452)
Proceeds from sale and maturity of investments	1,086,461	1,390,713
Purchases of intangible assets	(34)	(242)
Advance for property and equipment	—	(4,426)
Changes in principal of loans receivable, net	(97,468)	(66,629)
Purchases of property and equipment	(71,361)	(42,092)
Net cash (used in) provided by investing activities	(1,414,946)	28,872
Cash flows from financing activities:
Purchase of convertible note capped call	(88,362)	(45,692)
Proceeds from loans payable and other financial liabilities	95,603	146,666
Payments on loans payable and other financing liabilities	(55,236)	(14,893)
Payment of finance lease obligations	(889)	—
Dividends paid	—	(6,624)
Dividends paid of preferred stock	(844)	—
Proceeds from issuance of convertible redeemable preferred stock, net	98,688	—
Proceeds from issuance of common stock, net	1,867,215	—
Net cash provided by financing activities	1,916,175	79,457
Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents	(3,527)	(79,732)
Net increase in cash, cash equivalents, restricted cash and cash equivalents	663,627	135,751
Cash, cash equivalents, restricted cash and cash equivalents, beginning of the period	$ 464,695	$ 388,260
Cash, cash equivalents, restricted cash and cash equivalents, end of the period	$ 1,128,322	$ 524,011

Financial results of reporting segments

	Three Months Ended June 30, 2019
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 340,858	$ 113,913	$ 64,383	$ 26,088	$ 545,242
Direct costs	(275,917)	(83,909)	(85,216)	(24,441)	(469,483)
Direct contribution	64,941	30,004	(20,833)	1,647	75,759

Operating expenses and indirect costs of net revenues					(88,247)
Loss from operations					(12,488)

Other income (expenses):
Interest income and other financial gains					33,684
Interest expense and other financial losses					(14,679)
Foreign currency gains					783
Net income before income tax gain					$ 7,300

	Three Months Ended June 30, 2018
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 195,839	$ 100,110	$ 17,540	$ 21,888	$ 335,377
Direct costs	(176,987)	(68,051)	(39,534)	(21,088)	(305,660)
Direct contribution	18,852	32,059	(21,994)	800	29,717

Operating expenses and indirect costs of net revenues					(57,959)
Loss from operations					(28,242)

Other income (expenses):
Interest income and other financial gains					9,915
Interest expense and other financial losses					(13,202)
Foreign currency gains					12,577
Net loss before income tax gain					$ (18,952)

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we use foreign exchange (“FX”) neutral measures.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measures can be found in the tables included in this quarterly report.

The Company believes that reconciliation of FX neutral measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Specifically, we believe this non-GAAP measure provide useful information to both management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2018 and applying them to the corresponding months in 2019, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, this measure does not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month period ended June  30, 2019:

	Three-month Periods Ended June 30, (*)
	As reported			FX Neutral Measures	As reported
(In millions, except percentages)	2019	2018	Percentage Change	2019	2018	Percentage Change
	(Unaudited)			(Unaudited)
Net revenues	$ 545.2	$ 335.4	62.6%	$ 677.9	$ 335.4	102.1%
Cost of net revenues	(272.8)	(175.6)	55.3%	(345.0)	(175.6)	96.4%
Gross profit	272.4	159.7	70.5%	332.9	159.7	108.4%

Operating expenses	(284.9)	(188.0)	51.6%	(384.9)	(188.0)	104.8%
Loss from operations	(12.5)	(28.2)	-55.8%	(52.0)	(28.2)	84.3%

(*) The table above may not total due to rounding.

CONTACT: MercadoLibre, Inc.

 Investor Relations

investor@mercadolibre.com

 http://investor.mercadolibre.com